EXHIBIT 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38429) pertaining to the Stock Option Plan of Magellan Petroleum Corporation of our report dated September 18, 1995 with respect to the consolidated financial statements of Magellan Petroleum Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1995.



                                ERNST & YOUNG LLP





Hartford, Connecticut
September 18, 1995